Exhibit 10.60

March 14, 2017

Dr. Dragan Cicic
393 17th Street, Apt 1A

Brooklyn, NY 11215

Dear Dr. Cicic:

This letter hereby amends your employment agreement, dated January 2, 2006, as amended, with Actinium Pharmaceuticals, Inc. (the “Employment Agreement”). Pursuant to this amendment your title will be Chief Technical Officer. All other provisions in the Employment Agreement, as amended, shall remain the same.

To indicate your acceptance of this agreement, please sign and date this letter in the space provided below and return it to me.

Very truly yours,		ACCEPTED AND AGREED:

ACTINIUM PHARMACEUTICALS, INC.		DRAGAN CICIC

By:	/s/ Sandesh Seth	/s/ Dragan Cicic
Sandesh Seth
Executive Chairman

Date:	March 16, 2017	Date: March 16, 2017